UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Carvana Auto Receivables Trust 2021-N3

(Exact name of Issuing Entity as specified in its charter)

Central Index Key Number: 0001843653

Carvana Receivables Depositor LLC

(Exact name of Depositor as specified in its charter)

Central Index Key Number: 0001770373

Carvana, LLC

(Exact name of Sponsor as specified in its charter)

Central Index Key Number: 0001576462

Delaware	333-239650-06	83-3243432
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 719-8809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 6.02 Change of Servicer or Trustee.

Wells Fargo and Computershare Transaction

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is the indenture trustee, paying agent and collateral custodian (collectively, the “Roles”) for Carvana Auto Receivables Trust 2021-N3 (the “Issuing Entity”). Effective as of November 1, 2021 (the “Computershare Closing Date”), Wells Fargo Bank and Wells Fargo Delaware Trust Company, N.A. (“WFDTC”, and collectively with Wells Fargo Bank, “Wells Fargo”) sold substantially all of Wells Fargo’s Corporate Trust Services (“CTS”) business to Computershare Trust Company, National Association (“CTCNA”), Computershare Delaware Trust Company (“CDTC”, and collectively with CTCNA, “Computershare”) and Computershare Limited (“CPU Ltd”). Virtually all CTS employees, along with most existing CTS systems, technology, and offices, were transferred to Computershare.

On the Computershare Closing Date, Wells Fargo Bank did not transfer the Roles and the duties, rights and liabilities related to such Roles under the Transaction Documents to CTCNA. The specific date that the Roles will transfer is unknown. Wells Fargo Bank did, however, appoint CTCNA as its agent to perform its duties and obligations under the respective Roles. CTCNA will perform all or virtually all of the Roles on behalf of Wells Fargo Bank as its agent pursuant to the Second Amended and Restated Servicing Agreement, dated as of October 31, 2021, among Wells Fargo Bank, Computershare and CPU Ltd (the “Servicing Agreement”). Any duties and responsibilities not performed by CTCNA as agent pursuant to the Servicing Agreement will continue to be performed by Wells Fargo Bank. The Servicing Agreement is attached as Exhibit 99.1 hereto and certain terms of the Servicing Agreement are summarized below under the heading “The Servicing Agreement.”

The Issuing Entity

As of the Computershare Closing Date and pursuant to the Servicing Agreement, CTCNA will perform all or virtually all of Wells Fargo Bank’s roles as indenture trustee, paying agent and collateral custodian pursuant to (i) the Indenture (the “Indenture”), dated as of September 9, 2021, between the Issuing Entity, Carvana Auto Receivables Grantor Trust 2021-N3, (the “Grantor Trust”) as grantor trust, and Wells Fargo Bank, as indenture trustee (in such capacity, the “Indenture Trustee”), (ii) the Collateral Custodian Agreement (the “Custodial Agreement”), dated as of September 9, 2021, between Carvana, LLC, as administrator (the “Administrator”), the Issuing Entity, the Grantor Trust, Bridgecrest Credit Company, LLC, as servicer (the “Servicer”), the Indenture Trustee, and Wells Fargo Bank, as collateral custodian, (iii) the Servicing Agreement (the “Carvana Servicing Agreement”), dated as of September 9, 2021, between the Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee, and Vervent Inc., as backup servicer and (iv) the Administration Agreement (the “Administration Agreement” and, together with the Indenture, the Custodial Agreement and the Carvana Servicing Agreement, the “Transaction Documents”), dated as of September 9, 2021, between the Issuing Entity, the Grantor Trust, the Administrator and the Indenture Trustee. The appointment of CTCNA as agent to Wells Fargo Bank does not relieve Wells Fargo Bank of responsibility for its duties and obligations under the Transaction Documents. Any duties and responsibilities not performed by CTCNA as agent pursuant to the Servicing Agreement will continue to be performed by Wells Fargo Bank. The Issuing Entity, the Grantor Trust, the Administrator and Carvana Receivables Depositor LLC are not party to and did not participate in the negotiation of (i) the Servicing Agreement or (ii) the delegation of duties among Wells Fargo and Computershare under the Servicing Agreement.

CTCNA and CPU Ltd

CTCNA is a national banking association and a wholly-owned subsidiary of CPU Ltd, an Australian financial services company with approximately $5.251 billion in assets as of June 30, 2021. CPU Ltd and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. CTCNA provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with CTCNA and its affiliates. CTCNA maintains corporate trust offices for correspondence purposes at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

Indenture Trustee, Paying Agent and Collateral Custodian

As of the Computershare Closing Date, CTCNA is acting as agent for the indenture trustee pursuant to the Transaction Documents. CTCNA has provided corporate trust related services since 2000 through its predecessors and affiliates. CTCNA provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. With its acquisition of the CTS business from Wells Fargo Bank, CTCNA was acting as agent for the named trustee or indenture trustee on approximately 560 asset-backed securities transactions with an aggregate principal balance of approximately $129 billion (USD). Any accounts that the indenture trustee is required to establish and maintain pursuant to the Transaction Documents are currently maintained at Wells Fargo Bank. Any change in the location of such accounts will be done in accordance with the terms of the Transaction Documents, including any applicable eligibility criteria set forth in the Transaction Documents.

As of the Computershare Closing Date, CTCNA is acting as agent for the paying agent pursuant to the Transaction Documents. With its acquisition of the CTS business from Wells Fargo Bank, CTCNA (i) acquired a business that has been engaged in the business of securities administration since June 30, 1995 and (ii) was acting as agent for the securities administrator or paying agent, for approximately 664 asset-backed securities transactions with an aggregate principal balance of approximately $130 billion.

As of the Computershare Closing Date, CTCNA is acting as agent for the collateral custodian pursuant to the Transaction Documents. CTCNA maintains each asset file using systems designed to assure loan-level file integrity and facilitate efficient inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank, CTCNA (i) acquired a business that has been engaged in the document custody business for more than 25 years and (ii) was acting as agent for the custodian of approximately 3.6 million asset-backed collateral files.

The Servicing Agreement

The Servicing Agreement obligates CTCNA, to the fullest extent permitted by applicable law and the applicable Transaction Document, to supervise, manage, administer, and otherwise discharge Wells Fargo Bank’s duties under the Transaction Documents. CTCNA will perform its duties as an agent of Wells Fargo Bank in compliance with the terms of the applicable Transaction Document, including the standard of care set forth therein and consistent with (and with a standard of care no less than) its own practices in servicing its own corporate trust business.

Under the Servicing Agreement, Wells Fargo Bank will continue to perform any retained duties. For example, retained duties include Wells Fargo Bank’s duties related to account bank, depository, indenture trustee, financial institution or other roles to the extent that the performance of such role as Wells Fargo Bank’s agent would (a) require CTCNA to be a deposit-taking institution, (b) require CTCNA to fund or originate loans or extensions of credit (except for any advancing obligations per the terms of the Corporate Trust Contract), or (c) with respect to any role requiring the applicable Wells Fargo entity to make backup advances, cause a rating agency to downgrade (or place on watch for downgrade) the rating assigned to the securities issued pursuant to the governing agreements related to such roles.

Wells Fargo has a right to terminate the Servicing Agreement with respect to a specific transaction in the event of certain “Major Defaults” by Computershare following Computershare’s failure to remediate the Major Default. Wells Fargo may also terminate the Servicing Agreement upon the Computershare’s insolvency or pursuant to applicable laws.

The foregoing does not summarize all the terms of the Servicing Agreement, which is attached in full as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Second Amended and Restated Servicing Agreement, dated as of October 31, 2021, among Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company, N.A., Computershare Trust Company, N.A. and Computershare Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carvana Receivables Depositor LLC
(Depositor)

Dated: November 5, 2021	By:	/s/ Mike McKeever
Name: Mike McKeever
Title: President